Exhibit 99.1

Jerash Holdings Reports Fiscal 2027 Second Quarter Financial Results

FAIRFIELD, N.J., November 10, 2026 - Jerash Holdings (US), Inc. (Nasdaq: JRSH), which manufactures and exports custom, ready-made, sportswear and outerwear in Jordan for leading global brands, today announced financial results for its fiscal 2027 second quarter ended September 30, 2026.

Fiscal 2027 Second Quarter Highlights

●	Revenue increased 19.8 percent to $50.3 million, from $42.0 million in the prior-year quarter.

●	Gross profit increased 45.4 percent to $9.1 million, from $6.3 million in the prior-year quarter.

●	Gross margin increased to 18.2 percent, up 320 basis points, from 15.0 percent in the prior-year quarter.

●	Operating income increased nearly three-fold to $3.1 million, from $1.1 million in the prior-year quarter.

●	Net income advanced to $2.2 million, 4.5 times the $479,000 in the prior year quarter.

Outlook

●	Revenue for the fiscal 2027 third quarter is expected to be approximately $49 million-$51 million, an increase of approximately 17-22 percent from the same quarter last year.

●	Gross margin for the fiscal 2027 third quarter is expected to be approximately 16-17 percent, taking into account of increased transportation costs for raw material imports.

“We delivered a strong quarter of performance, achieving meaningful growth in both revenue and profitability,” said Sam Choi, Jerash’s chief executive officer. “Over the past several months, we have navigated logistics challenges across the Middle East, including higher import transportation costs driven by regional shipping disruptions and ongoing uncertainty. Despite these headwinds, we expanded margins through strategic early purchases of raw materials, disciplined cost controls, reduced waste, and enhanced operational efficiencies through automation initiatives.

“The Company’s results underscore the strength and resilience of our Jordan-based manufacturing platform, which provides benefits from duty free and preferential tariff treatment for qualifying apparel and textile exports to key markets, including the United States, Europe and others. Our ability to maintain reliable execution and on-time delivery in a challenging operating environment continues to be a significant competitive advantage for our company and our customers.

“Our production facilities are fully booked through June 2027, and order in-flow remains strong. To support continued growth and capitalize on new business opportunities, we are actively seeking ways to expand capacity. Renovations at our most recently acquired facility, along with the construction of a third satellite factory supported by the Jordanian government, are expected to be completed by September 2027. Together, these projects are anticipated to increase our production capacity by approximately 15-20 percent, positioning us to meet growing customer demand and support Jerash’s long-term growth objectives,” Choi added.

Fiscal 2027 Second Quarter Results

Revenue for the fiscal 2027 second quarter increased 19.8 percent to $50.3 million, from $42.0 million in the same quarter last year. The increase primarily reflected higher shipments to our largest U.S. customer and others whose orders were primarily for the U.S.

Gross profit increased 45.4 percent to $9.1 million in the fiscal 2027 second quarter, from $6.3 million in the same quarter last year. Gross profit margin increased 320 basis points to 18.2 percent, from 15.0 percent in the same period last year. The increase was primarily driven by higher shipment volumes to U.S. customers that typically generate stronger margins, automation-related efficiency gains, advance purchases of raw materials earlier in the second quarter, and tighter controls on wastage allowances.

Operating expenses totaled $6.1 million in the fiscal 2027 second quarter, compared with $5.2 million in the same quarter last year. The increase was primarily attributable to higher sales volume, as well as increased headcount and related expenses.

Operating income for the fiscal 2027 second quarter increased nearly three-fold to $3.1 million, from $1.1 million in the same quarter last year.

Total other expenses were $506,000 in the fiscal 2027 second quarter, compared with $456,000 in the same quarter last year. The increase was primarily attributable to higher interest expense on the mortgage loan used to purchase our new facility in early 2026, as well as higher costs under the Company’s customers supply chain financing programs from increased shipment volumes.

Income tax expenses were $402,000 in the fiscal 2027 second quarter, compared with $154,000 in the same quarter last year. The effective tax rate declined to 15.7 percent for the fiscal 2027 second quarter, from 24.3 percent in the same period last year. The decrease was primarily attributable to a tax concession in Jordan that reduced the corporate income tax rate from 20 percent to 10 percent, effective October 2025.

Net income for the fiscal 2027 second quarter increased to $2.2 million, or $0.16 per diluted share, approximately 4.5 times the $479,000, or $0.04 per diluted share, in the same quarter last year.

Comprehensive income attributable to the Company’s common stockholders totaled $2.2 million in the fiscal 2027 second quarter, compared with $444,000 in the same period last year.

Six-Month Fiscal Year 2027 Results

Revenue for the first six months of fiscal 2027 increased 23.2 percent to $100.5 million, from $81.6 million in the same period last year.

Gross profit for the first six months of fiscal 2027 increased 40.6 percent to $17.4 million, from $12.4 million in the same period last year. Gross margin increased to 17.3 percent, from 15.2 percent in the same period last year.

Operating expenses for the first six months of fiscal 2027 totaled $11.7 million, compared with $10.3 million in the same period last year. The increase was primarily due to an increase in export shipping costs and an increase in headcount.

Operating income for the first six months of fiscal 2027 increased nearly three-fold to $5.7 million, from $2.0 million in the same period last year.

Total other expenses for the first six months of fiscal 2027 were $1.1 million, compared with $763,000 in the same period last year.

Income tax expenses totaled $806,000 for the first six months of fiscal 2027, compared with $483,000 in the same period last year. The effective tax rate declined to 17.3 percent for the first six months of fiscal 2027, from 37.5 percent for the six months of fiscal 2026.

Net income for the first six months of fiscal 2027 increased to $3.8 million, or $0.29 per diluted share, more than 4.5 times the $803,000, or $0.06 per diluted share, in the same period last year.

Comprehensive income attributable to the Company’s common stockholders totaled $3.8 million in the first six months of fiscal 2027, compared with $773,000 in the same period last year.

Balance Sheet, Cash Flow, and Dividends

Cash, cash equivalents and restricted cash totaled $16.9 million, and net working capital was approximately $40.6 million as of September 30, 2026.

On November 5, 2026, Jerash’s board of directors approved a regular quarterly dividend of $0.05 per share on its common stock, payable on November 23, 2026 to stockholders of record as of November 16, 2026.

Conference Call

Jerash Holdings will host an investor conference call to discuss its fiscal 2027 second quarter results today, November 10, 2026, at 9:00 a.m. Eastern Time.

Phone: 888-506-0062 (domestic); 973-528-0011 (international)

Conference ID: 355822

A live and archived webcast will be available online in the investor relations section of Jerash’s website at www.jerashholdings.com.  For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on the website.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. manufactures and exports custom, ready-made, sportswear and outerwear for leading global brands and retailers, including VF Corporation (which owns brands such as The North Face, Timberland, and Vans), New Balance, G-III (which licenses brands such as Calvin Klein, Tommy Hilfiger, and Nautica), Urban Outfitters, American Eagle, and Acushnet Holdings Corp (which owns the brand FootJoy). Jerash’s existing production facilities in Jordan comprise eight factory units and six warehouses, and Jerash currently employs approximately 6,600 people. Additional information is available at www.jerashholdings.com.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “seek”, “potential,” “outlook” and similar expressions are intended to identify forward-looking statements. Such statements, including, but not limited to, Jerash’s current views with respect to future events and its financial forecasts, expansion of the customer base among high-profile global brands, and plans for the renovation and construction of production facilities, including the expected timing of completion and anticipated increases in production capacity, are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the U.S. Securities and Exchange Commission. These and other risks and uncertainties are detailed in the Company’s filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Contact:

PondelWilkinson Partners

Judy Lin or Roger Pondel

310-279-5980; jlin@pondel.com

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(tables below)

JERASH HOLDINGS (US), INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2026	2025	2026	2025

Revenue, net	$50,286,467	$41,968,534	$100,515,975	$81,597,842
Cost of goods sold	41,138,197	35,678,854	83,105,650	69,219,282
Gross Profit	9,148,270	6,289,680	17,410,325	12,378,560

Selling, general, and administrative expenses	5,850,618	4,971,466	11,255,007	9,878,681
Stock-based compensation expenses	228,826	228,826	455,164	451,495
Total Operating Expenses	6,079,444	5,200,292	11,710,171	10,330,176

Income from Operations	3,068,826	1,089,388	5,700,154	2,048,384

Other Income (Expenses):
Interest expenses	(532,385)	(493,482)	(1,081,738)	(849,330)
Other income, net	26,401	37,153	30,247	86,467
Total other expenses, net	(505,984)	(456,329)	(1,051,491)	(762,863)

Net income before provision for income taxes	2,562,842	633,059	4,648,663	1,285,521

Income tax expenses	401,627	153,756	805,800	482,588

Net income	2,161,215	479,303	3,842,863	802,933

Net income attributable to noncontrolling interest	(4,291)	(17,698)	(6,054)	(22,652)
Net income attributable to Jerash Holdings (US), Inc.’s Common Stockholders	$2,156,924	$461,605	$3,836,809	$780,281

Net income	$2,161,215	$479,303	$3,842,863	$802,933
Other Comprehensive Income (Loss):
Foreign currency translation gain (loss)	28,539	(17,215)	5,726	(7,651)
Total Comprehensive Income	2,189,754	462,088	3,848,589	795,282
Comprehensive income attributable to noncontrolling interest	(4,291)	(17,698)	(6,054)	(22,652)
Comprehensive Income Attributable to Jerash Holdings (US), Inc.’s Common Stockholders	$2,185,463	$444,390	$3,842,535	$772,630

Earnings Per Share Attributable to Common Stockholders:
Basic	$0.17	$0.04	$0.30	$0.06
Diluted	$0.16	$0.04	$0.29	$0.06

Weighted Average Number of Shares
Basic	12,699,940	12,699,940	12,699,940	12,699,940
Diluted	13,500,723	13,174,524	13,455,346	13,125,459

Dividend per share	$0.05	$0.05	$0.10	$0.10

JERASH HOLDINGS (US), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2026	March 31, 2026
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$16,051,930	$10,764,576
Accounts receivable, net	4,308,049	5,676,122
Inventories	23,310,601	29,956,361
Prepaid expenses and other current assets	4,175,250	3,351,655
Advances to suppliers, net	11,870,154	8,639,635
Total Current Assets	59,715,984	58,388,349

Restricted cash - non-current	823,831	1,702,935
Long-term deposits	1,145,185	834,686
Property, plant, and equipment, net	26,822,084	27,388,699
Goodwill	499,282	499,282
Operating lease right of use assets	1,704,177	1,038,563
Total Assets	$90,710,543	$89,852,514

LIABILITIES AND EQUITY

Current Liabilities:
Credit facilities	$4,454,127	$4,902,996
Accounts payable	5,176,288	7,167,019
Accrued expenses	4,936,893	5,528,165
Income tax payable - current	1,445,365	1,331,765
Other payables	2,511,015	2,092,183
Deferred revenue	86,393	241,357
Bank loan - current	235,063	58,766
Operating lease liabilities - current	282,562	319,910
Total Current Liabilities	19,127,706	21,642,161

Deferred tax liabilities, net	73	73
Operating lease liabilities - non-current	1,054,205	539,183
Bank loan -non-current	2,585,737	2,762,034
Total Liabilities	22,767,721	24,943,451

Equity
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 12,939,418 shares issued; 12,699,940 shares outstanding as of September 30, 2026 and March 31, 2026, respectively	12,939	12,939
Additional paid-in capital	27,034,170	26,579,006
Treasury stock, 239,478 shares	(1,169,046)	(1,169,046)
Statutory reserve	413,821	413,821
Retained earnings	41,961,328	39,394,513
Accumulated other comprehensive loss	(459,027)	(464,753)
Total Jerash Holdings (US), Inc. Stockholders’ Equity	67,794,185	64,766,480

Noncontrolling interest	148,637	142,583
Total Equity	67,942,822	64,909,063

Total Liabilities and Equity	$90,710,543	$89,852,514

JERASH HOLDINGS (US), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Six Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,842,863	$802,933
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,665,012	1,506,793
Stock-based compensation expenses	455,164	451,495
Amortization of operating lease right-of-use assets	276,851	316,722

Changes in operating assets:
Accounts receivable	1,368,073	(2,722,504)
Inventories	6,645,760	1,447,940
Prepaid expenses and other current assets	(823,595)	147,924
Advances to suppliers	(3,230,519)	(1,350,891)
Changes in operating liabilities:
Accounts payable	(1,990,731)	1,248,225
Accrued expenses	(591,272)	(267,184)
Other payables	418,831	(647,175)
Deferred revenue	(154,964)	204,260
Operating lease liabilities	(464,790)	(205,547)
Income tax payable	113,598	(614,713)
Net cash provided by operating activities	7,530,281	318,278

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(803,594)	(844,401)
Payment for long-term deposits	(598,857)	(209,543)
Net cash used in investing activities	(1,402,451)	(1,053,944)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(1,269,994)	(1,269,994)
Repayment of short-term loan	(4,727,235)	(10,003,284)
Proceeds from short-term loan	4,278,366	10,667,260
Net cash used in financing activities	(1,718,863)	(606,018)

EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(717)	(19,502)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	4,408,250	(1,361,186)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF THE PERIOD	12,467,511	15,064,039

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF THE PERIOD	$16,875,761	$13,702,853

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF THE PERIOD	$16,875,761	$13,702,853
LESS: NON-CURRENT RESTRICTED CASH	823,831	1,700,539
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$16,051,930	$12,002,314

Supplemental disclosure information:
Cash paid for interest	$1,081,738	$849,330
Income tax paid	$692,203	$1,105,128

Non-cash investing and financing activities
Equipment obtained by utilizing long-term deposit	$288,358	$295,195
Operating lease right of use assets obtained in exchange for operating lease obligations	$927,271	$-